Exhibit 99.1

CIMA LABS RESPONDS TO CEPHALON’S UNSOLICITED
ACQUISITION PROPOSAL

Eden Prairie, Minnesota, September 2, 2003—CIMA LABS, INC. (NASDAQ: CIMA) announced today that it has communicated to Cephalon Inc. (NASDAQ: CEPH) that its cash proposal of $26.00 per share for the outstanding shares of CIMA common stock does not represent a superior proposal to the stock-for-stock merger contemplated with aaiPharma Inc. (NASDAQ: AAII). Pursuant to the terms of its merger agreement with aaiPharma, CIMA cannot engage in discussions regarding any proposal that the Board concludes is not superior.

Chairman of the Board and Interim Chief Executive Officer, Steven B. Ratoff, stated, “The Board reached this conclusion after careful analysis of the value of CIMA shares using a variety of methods. These included a number of quantitative analyses, including the valuation of CIMA on a stand-alone basis as well as the value implied by the exchange ratio in the proposed merger. The valuation of CIMA on a stand-alone basis included valuation based on comparable companies, valuation based on premiums paid in precedent transactions and valuation using discounted cash flow analyses. The valuation of CIMA in the proposed merger with aaiPharma included combined discounted cash flow analyses as well as pro forma merger analyses. In addition, the Board considered the strategic rationale for the proposed merger with aaiPharma and its qualitative benefits. Our analysis supports our conviction that the proposed merger with aaiPharma will provide greater value to CIMA’s shareholders.”

The proposed merger with aaiPharma enables CIMA to achieve its goal of becoming a fully integrated specialty pharmaceutical company more rapidly and with less risk than it could on its own.

The development capabilities and the focused sales and marketing organization of the new company are expected to accelerate CIMA’s pipeline of proprietary product candidates, including OraVescent® fentanyl, a product being developed for the multi-billion dollar pain management market. The OraVescent technology delivers drug active across mucosal membranes, potentially speeding time to effect and enhancing convenience of administration.

The combination of aaiPharma’s large science based service organization as well as portfolio of delivery technologies with CIMA’s proprietary ODT and taste-masking technologies will provide a compelling and competitive life cycle management solution for pharmaceutical companies.

Substantial and immediate financial benefits to CIMA’s shareholders are expected through the proposed merger. The new entity is expected to produce revenues of approximately $405 to $415 million in 2004, providing a scale and a critical mass from which to grow. The combined entity is expected to have a research and development budget exceeding $30 million in 2004.

The new company’s earnings per diluted share are expected to be in the range of $1.25 and $1.30 in 2004. Based on the exchange ratio of 1.3657, this implies 2004 earnings per CIMA share of $1.71 to $1.78, well above current Wall Street estimates.

The CIMA Board of Directors believes that the ability of the company to continue to achieve increased future value for its shareholders requires a transformation into a more fully integrated company. The proposed merger with aaiPharma accelerates this development and will provide a greater return to shareholders than the unsolicited cash offer from Cephalon.

About CIMA

CIMA develops and manufactures prescription and over-the-counter products based upon its proprietary, orally disintegrating drug delivery technologies, OraSolv® and DuraSolv®. Based on these technologies, an active drug ingredient, which the company frequently taste-masks, is formulated into a new, orally disintegrating dosage form that dissolves quickly in the mouth without chewing or the need for water. CIMA’s business involves a dual operating strategy. The company develops and manufactures orally disintegrating versions of drugs for pharmaceutical company partners for whom CIMA currently produces three branded prescription pharmaceuticals and three over-the-counter brands. CIMA is also developing proprietary products utilizing its orally disintegrating technologies, as well as its new OraVescent® enhanced absorption, transmucosal drug delivery technology.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of CIMA and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release include statements about future financial and operating results and the proposed merger of aaiPharma and CIMA. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein.

In any forward-looking statement in which CIMA expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the ability of aaiPharma and CIMA to obtain the stockholder and regulatory approvals required for the merger; the new company’s ability to successfully integrate the businesses of the two companies; unexpected costs involved in the merger or to the new company’s ability to achieve cost-cutting synergies; the impact of uncertainty surrounding the merger on the businesses of the two companies; the impact of competition, new data, supply issues or marketplace trends on the market for the companies’ products; a deterioration in the business of aaiPharma and CIMA prior to closing; technical, regulatory or manufacturing issues, new data or intellectual property disputes that may affect the companies’ programs; the ability of the new company to develop and market products in a timely manner; and difficulties in gaining approval of new products. Statements of the combined company’s revenues, earnings per diluted share and research and development budget in 2004 are based on the assumption that the merger is completed in 2003, and are further subject to the risk that the merger could be delayed. Additional economic, business, competitive and/or regulatory factors affecting aaiPharma’s and CIMA’s businesses generally that may cause actual results to differ materially are discussed in their respective filings with the Securities and Exchange Commission (SEC), including their Annual Reports on Form 10-K for the fiscal year ended December 31, 2002, especially in the Management’s Discussion and Analysis section, their most recent Quarterly Reports on Form 10-Q and their Current Reports on Form 8-K. CIMA does not undertake any obligation to (and expressly disclaims any such obligation to) update or alter their forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Scarlet Holding Corporation, the holding company to be formed in this transaction, intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a joint proxy statement/prospectus and other relevant documents in connection with the proposed transaction. Investors of aaiPharma and CIMA are urged to read the joint proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Scarlet Holding Corporation, CIMA, aaiPharma and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the joint proxy statement/prospectus when it becomes available may also be obtained from aaiPharma Inc., 2320 Scientific Park Drive, Wilmington, North Carolina 28405 or CIMA, 10000 Valley View Road, Eden Prairie, Minnesota 55344. Investors may access copies of the documents filed with the SEC by aaiPharma on aaiPharma’s website at www.aaiPharma.com and investors and may access copies of the documents filed with the SEC by CIMA on CIMA’s website at www.cimalabs.com. In addition, copies may be obtained free of charge at written request to aaiPharma at 2320 Scientific Park Drive, Wilmington, North Carolina 28405, attention: CFO or to CIMA at 10000 Valley View Road, Eden Prairie, Minnesota 55344, attention: CFO.

aaiPharma, CIMA and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from their respective stockholders in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of aaiPharma’s stockholders in connection with the proposed merger is set forth in aaiPharma’s proxy statement for its 2003 annual meeting, dated April 8, 2003 and filed with the SEC on April 11, 2003, and information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of CIMA’s stockholders in connection with the proposed transaction is set forth in CIMA’s proxy statement for its 2003 annual meeting, dated April 14, 2003 and filed with the SEC on April 11, 2003.

Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Contact:
   CIMA LABS, INC.
   James Hawley, CFO 952/947-8700
   jim.hawley@cimalabs.com
   or
   Sharon Merrill Associates, Inc.
   Ehren Lister 617/542-5300
   elister@investorrelations.com

Source: CIMA LABS, INC.